UNDERLYING FUNDS TRUST
FIRST AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of the 12th of  April, 2007, to the Fund Administration Servicing Agreement, dated as of April 28, 2006 (the “Agreement”), is entered by and among Alternative Investment Partners, LLC, a Delaware limited liability company (the “Adviser”), Underlying Funds Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the Adviser, the Trust and USBFS have entered into an Agreement; and

WHEREAS, the parties desire to amend the Agreement to add funds; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ALTERNATIVE INVESTMENT PARTNERS, LLC	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Lee Schulteis	By: /s/ Michael R. McVoy

Printed Name: Lee Schulteis	Printed Name: Michael R. McVoy

Title: President	Title: Sr. Vice President

UNDERLYING FUNDS TRUST

By:      /s/ Lee Schulteis

Printed Name:       Lee Schulteis

Title:           President

Exhibit A
to the
Fund Administration Servicing Agreement

Fund Names

Series of Underlying Funds Trust

Name of  Series
Convertible Bond Arbitrage -1 Portfolio
Fixed Income Arbitrage – 1 Portfolio
Merger Arbitrage – 1 Portfolio
Long/Short Equity – Earnings Revision – 1 Portfolio
Long/Short Equity – Momentum – 1 Portfolio
Long/Short Equity – Deep Discount Value – 1 Portfolio
Long/Short Equity – International – 1 Portfolio
Long/Short Equity - Global – 1 Portfolio
Long/Short Equity – REIT – 1 Portfolio
Distressed Securities & Special Situations – 1 Portfolio
Distressed Securities & Special Situations – 2 Portfolios
Global Hedged Income – 1 Portfolio
Long/Short Equity – Healthcare/Biotech – 1 Portfolio
Equity Options Overlay – 1 Portfolio
Deep Value Hedged Income – 1 Portfolio